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                              STOCK PURCHASE AGREEMENT


       THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into on this 23rd day of March, 1999 by and among JOEL S. KRON and JONATHAN D. KRON (each a "Seller" and collectively the "Sellers") and THERMOVIEW INDUSTRIES, INC., a Delaware corporation (the "Buyer").

                               PRELIMINARY STATEMENTS


       The Sellers own all of the issued and outstanding shares of Class A Voting common stock, with no par value per share (the "Arizona Common Stock"), of Thermo-Shield of America (Arizona), Inc., an Arizona corporation ("TSA Arizona") and all of the issued and outstanding shares of common stock, with no par value per share (the "Michigan Common Stock," which together with the Arizona Common Stock is collectively referred to as the "Common Stock") of Thermo-Shield of America (Michigan), Inc., a Michigan corporation ("TSA Michigan," which together with the TSA Arizona is collectively referred to as the "Companies").

       The Companies are engaged in designing, selling and installing state of the art custom vinyl new and replacement thermal paned windows; replacement cabinet doors and cabinet refacing supplies; and vinyl siding for the existing home market (the "Business").

       Joel S. Kron ("Kron") is the sole shareholder of Thermo-Shield Company, Inc., an Illinois corporation ("TSC"), and Thermo-Shield of American (Wisconsin), Inc., a Wisconsin corporation ("TSA Wisconsin," which together with TSC is collectively referred to as "Thermo-Shield"). Concurrently with the transactions contemplated in this Agreement, Buyer and Thermo-Shield have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), pursuant to which Buyer has agreed to purchase substantially all of the assets of Thermo-Shield.

       The Buyer desires to purchase and the Sellers desire to sell all of the outstanding shares of Common Stock of the Companies, upon the terms and subject to the conditions set forth in this Agreement.

       In consideration of these preliminary statements and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

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                        ARTICLE I.  PURCHASE AND SALE OF STOCK


       SECTION 1.1 PURCHASE OF COMMON STOCK. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Sellers agree to sell, assign, transfer and deliver to the Buyer, and the Buyer agrees to purchase (i) 3,000 shares of Arizona Common Stock, which represents all of the issued and outstanding shares of Arizona Common Stock and (ii) 1,000 shares of the Michigan Common Stock, representing all of the issued and outstanding shares of Michigan Common Stock. The certificates representing the Common Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the respective Sellers.

       SECTION 1.2 PURCHASE PRICE AND POST-CLOSING PAYMENTS. Upon the terms and subject to satisfaction of the conditions set forth in this Agreement, in consideration of the aforesaid sale, assignment, transfer and delivery of all of the issued and outstanding shares of Common Stock, the Buyer will pay to the Sellers consideration as follows:

              (a) A closing payment of $350,000 (the "Cash Payment") shall be made to the Sellers in cash on the Closing Date (defined below) by certified check, wire transfer or other means of immediately available funds.

              (b) A closing payment of $3,450,000 in the form of a nonnegotiable promissory note (the "Note") substantially in the form of EXHIBIT A, which is secured by a pledge of the Common Stock of the Companies pursuant to a Stock Pledge Agreement in substantially the form attached hereto as EXHIBIT B, a security interest in the assets of the Companies pursuant to a Security Agreement in substantially the form attached hereto as Exhibit C, and a Guaranty in substantially the form attached hereto as EXHIBIT D.

              (c) A closing payment of 237,869 shares of Buyer Common Stock (as defined in Section 3.4) (the "Closing Shares") shall be made to the Sellers at closing.

              (d) A closing payment of 317,148 shares of Buyer Common Stock (as defined in Section 3.4) (the "Escrow Payment," which together with the Cash Payment and the Note is collectively referred to as the "Purchase Price") shall be made to Buyer, as Escrow Agent, under the terms of an Escrow Agreement, in substantially the form attached hereto as EXHIBIT E (the "Escrow Agreement").

              (e) Each Seller shall be entitled to receive a percentage of the Purchase Price as set forth on SCHEDULE 1.2(e).

              (f) The Sellers shall also be entitled to receive a post-closing earn-out as set forth on SCHEDULE 1.2(f).

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             ARTICLE II.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

       As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Kron represents and warrants to the Buyer as follows:

       SECTION 2.1 OWNERSHIP OF STOCK. Each Seller owns the shares of Common Stock listed opposite such Seller's name on Schedule 2.1 hereto, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations of every kind ("Claims"), and that the delivery to the Buyer of the Common Stock pursuant to the provisions of this Agreement will transfer to the Buyer valid title thereto, free and clear of all Claims.

       SECTION 2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each Seller has full legal power, capacity and authority to execute, deliver and perform this Agreement and the Exhibits and to deliver the Schedules hereto, and the other documents and instruments contemplated hereby (collectively, this Agreement, the Exhibits and Schedules hereto, and the other documents and instruments contemplated hereby shall constitute the "Documents") and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Documents have been duly and validly executed and delivered by such Seller and constitute valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms.

       SECTION 2.3 FOREIGN PERSON. Neither Seller is a foreign person as that term is defined in Section 1445(f)(3) of the Code and applicable regulations.


       SECTION 2.4 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. TSA Arizona is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. TSA Michigan is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Each of the Companies is qualified to do business as a foreign corporation and is in good standing in the states set forth on SCHEDULE 2.4. The nature of the Business does not require either of the Companies to be
licensed or qualified in any other jurisdiction.   The Sellers have made
available to the Buyer complete and correct copies of the Articles of Incorporation and Bylaws of each of the Companies as are currently in effect. Except as set forth on SCHEDULE 2.4, each of the Companies has the corporate power and authority to own, lease, operate and hold its properties and to carry on its business as now conducted, including the right to use the name "Thermo-Shield of America" or any derivative thereof.


       SECTION 2.5 CAPITALIZATION. TSA Arizona has authorized capital consisting of (i) 50,000 shares of Class A Voting common stock, with no par value per share, of which 3,000 shares are issued and outstanding and no shares are held as treasury stock and (ii) 50,000 shares of Class B Nonvoting Common Stock, with no par value per share, none of which are outstanding or held as treasury stock. TSA Michigan has authorized capital consisting of 60,000 shares of common stock, with no par value per share, of which 1,000 shares are issued and outstanding and no shares are held as treasury stock. All of the outstanding shares of Common Stock of the Companies have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Common Stock of the Companies have been

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issued in violation of any preemptive right.  There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of either of the Companies, other than as contemplated by this Agreement.

       SECTION 2.6 SUBSIDIARIES AND INVESTMENTS. Neither of the Companies has any subsidiaries nor do they own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity.

       SECTION 2.7 BOOKS AND RECORDS. The minute books of each of the Companies, which have been and will be made available to the Buyer and its representatives, contain accurate records of all meetings of and corporate actions or written consents by the shareholders and Board of Directors of each of the Companies set forth in such minute books. Except as set forth on SCHEDULE 2.7, the Companies do not have any of their records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of either of the Companies or Thermo-Shield.

       SECTION 2.8 FINANCIAL STATEMENTS. The Sellers have previously furnished to the Buyer, and attached hereto as SCHEDULE 2.8 are, the unaudited balance sheets of TSA Arizona as of December 31, 1998 and 1997 and the related statements of income for the calendar years then ended and the unaudited balance sheet of TSA Arizona (the "Arizona Balance Sheet") as of January 31, 1999 (the "Balance Sheet Date") and the related statement of income for the [two] months then ended. All such financial statements (the "Arizona Financial Statements") have been prepared on a cash basis consistently applied and were prepared from the books and records of TSA Arizona. Such books and records are complete and correct in all material respects, accurately reflect all transactions of TSA Arizona, and have been made available to the Buyer for examination. The Arizona Financial Statements fairly present the financial position of TSA Arizona as of the dates thereof.

       The Sellers have previously furnished to the Buyer, and attached hereto as Schedule 2.8 are, the unaudited balance sheets of TSA Michigan as of December 31, 1998 and 1997 and the related statements of income for the calendar years then ended and the unaudited balance sheet of TSA Michigan (the "Michigan Balance Sheet," which together with the Arizona Balance Sheet is collectively referred to as the "Balance Sheets") as of January 31, 1999 and the related statement of income for the two months then ended. All such financial statements (the "Michigan Financial Statements," which together with the Arizona Financial Statements are collectively referred to as the "Financial Statements") have been prepared on a cash basis consistently applied and were prepared from the books and records of Michigan. Such books and records are complete and correct in all material respects, accurately reflect all transactions of Michigan, and have been made available to the Buyer for examination. The Michigan Financial Statements fairly present the financial position of Michigan as of the dates thereof.

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       Since the Balance Sheet Date, (i) there has been no change in the assets, liabilities or financial condition of either of the Companies from that reflected in the Balance Sheets except for changes in the ordinary course of business consistent with past practice and which have not been materially adverse, and (ii) none of the business, prospects, financial condition, operations, property or affairs of either of the Companies have been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. The Sellers have disclosed to the Buyer all material facts relating to the preparation of the Financial
Statements.


       SECTION 2.9   EMPLOYMENT AND LABOR MATTERS.

              (a) SCHEDULE 2.9 lists all employees, independent contractors and officers of each of the Companies on the date hereof, along with the amount of the current annual salaries and total compensation paid or due for services to each employee, independent contractor or officer for the most recent fiscal year end and the year to date, and a full and complete description of any commitments to such employees, independent contractors and officers with respect to compensation payable thereafter. To the best knowledge of the Sellers, (i) except for Jonathon Kron, no key employee or group of employees has any plans to terminate employment with either of the Companies, and (ii) no independent contractor has any plans to terminate its services to either of the Companies and the Companies have no plans to terminate their relationship with any of their employees or independent contractors.

              (b) Neither of the Companies is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of their employees, and the Sellers have no knowledge of any attempt to organize any of the Companies' employees by any Person, unit or group seeking to act as their bargaining agent. There are no pending or, to the best of Sellers' knowledge, threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by either of the Companies. No union representation election relating to employees of either of the Companies has been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of either of the Companies' employment policies or practices by any governmental agency or authority pending or, to the Sellers' knowledge, threatened. Neither of the Companies is currently, nor have either of the Companies been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of either of the Companies. Neither of the Companies has experienced any material work stoppages, and to the best knowledge of the Sellers, no work stoppage is planned. The Companies have complied with all material laws and regulations relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, employment practices, terms and conditions of employment, collective bargaining, equal opportunity or similar laws and the payment of social security and similar taxes, and is not liable for any material arrears of wages or any material taxes or penalties for failure to comply with any of the foregoing.

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       SECTION 2.10  REAL PROPERTY.  Neither of the Companies own real property.

       SECTION 2.11 POWERS OF ATTORNEY; ABSENCE OF LIMITATIONS ON COMPETITION; GUARANTEES. Except as set forth in SCHEDULE 2.11, (i) no power of attorney or similar authorization given by either of the Companies presently is in effect or outstanding; (ii) no contract or agreement to which either of the Companies is a party or is bound or to which either of the Companies' properties or assets are subject limits the freedom of either of the Companies to compete in any line of business or with any Person; and (iii) neither of the Companies is a party to or bound by any guarantee of any debt or obligation of any other Person.

       SECTION 2.12  SIGNIFICANT SUPPLIERS AND LEAD SOURCES.  Set forth on
SCHEDULE 2.12 is a true and correct list of the Companies five largest suppliers for the twelve (12) month period ending December 31, 1998, and most recent one
(1) month period ending January 31, 1999 together with the amount attributable to such suppliers expressed in dollars and as a percentage of total supplies purchased. None of the suppliers identified on Schedule 2.12 has terminated, materially reduced or threatened to terminate or materially reduce its supply of products or services to either of the Companies during the period covered by such schedule. Also, set forth on SCHEDULE 2.12 is a true and correct list of the Companies' five largest lead sources for the twelve (12) month period ending December 31, 1998, and one (1) month period ending January 31, 1999 together with the amount attributable to such customers expressed in number of leads and as a percentage of totalleads. None of the lead sources identified on Schedule
2.12 has terminated or threatened to terminate its relationship of either of the Companies during the period covered by such schedule.


       SECTION 2.13 GOVERNMENTAL APPROVALS. Except as set forth on SCHEDULE 2.13, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Sellers of this Agreement.

       SECTION 2.14 VALIDITY, ETC. Except as set forth on SCHEDULE 2.14, neither the execution and delivery of this Agreement or the other Documents, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement or the other Documents in compliance with the terms and conditions hereof and thereof by the Sellers will (i) violate, conflict with or result in any breach of any trust agreement, Articles of Incorporation, bylaw, judgment, decree, order, statute or regulation applicable to either of the Companies, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of either of the Companies or increase or otherwise affect the obligations of either of the Companies under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to either of the Companies or to the Sellers' ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers

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or consents have been obtained in writing and provided to the Buyer, or (iii)
violate any order, writ, injunction, decree, statute, rule or regulation applicable to either of the Companies.

       SECTION 2.15 ABSENCE OF ADVERSE CHANGE; CONDUCT OF BUSINESS. During the period from the Balance Sheet Date to and including the date of this Agreement, except as set forth on SCHEDULE 2.15, neither of the Companies have (i) borrowed or agreed to borrow any material amount of funds or incurred any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), or guaranteed or agreed to guarantee any obligations of others, (ii) canceled any indebtedness owing to it or any claims that it might have possessed, waived any material rights of substantial value or sold, leased, encumbered, transferred or otherwise disposed of, or agreed to sell, lease, encumber, or otherwise dispose of its assets or permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) made any capital expenditure or commitment therefor, (iv) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (v) increased its indebtedness for borrowed money, or made any loan to any Person, (vi) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, (vii) made any material change in any method of accounting or auditing practice, (viii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner, or (ix) agreed, whether or not in writing, to do any of the foregoing.

       SECTION 2.16 CERTAIN PRACTICES. None of the Sellers, the Companies, the Companies' directors or officers, or to the best knowledge of the Sellers, the Companies' employees has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of either of the Companies or any subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

       SECTION 2.17 COMPLIANCE WITH LAW; LICENSES AND PERMITS. Except as set forth on SCHEDULE 2.17, the Companies have complied in all material respects with all laws, ordinances, legal requirements, rules, regulations and orders applicable to them, their operations, properties, assets, products and services. Except as set forth on SCHEDULE 2.17, there is no existing law, rule, regulation or order, and the Sellers are not aware of any proposed law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict the Buyer from, or otherwise materially adversely affect the Buyer in, conducting the Business in the manner heretofore conducted by the Companies in any jurisdiction in which the Business is now

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conducted.  Each of the Companies possesses all franchises, permits, licenses, certificates and consents required from any governmental or regulatory authority in order for the Companies to carry on their respective businesses as currently conducted and to own and operate their respective properties and assets as now owned and operated and all of such licenses and permits are set forth on SCHEDULE 2.17.

       SECTION 2.18  EMPLOYEE BENEFITS.

              (a) Set forth on SCHEDULE 2.18 is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements pursuant to which either of the Companies or their respective ERISA Affiliates provide (directly or indirectly, individually or jointly through others) benefits or compensation to or on behalf of employees or independent contractors or former employees or former independent contractors of the Companies or their respective ERISA Affiliates, whether formal or informal, whether or not written ("Employee Plan"). On request by the Buyer, the Sellers shall furnish a copy of each Employee Plan and a copy of any related materials. The Companies will maintain the benefits listed on SCHEDULE 2.18 in full force and effect through the Effective Date. Except as set forth on
SCHEDULE 2.18, the Buyer shall not have any obligation or liability of any kind or nature for any compensation or benefits of any kind or nature to the employees or consultants of the Companies for services rendered prior to the Effective Date.

              (b) Each Employee Plan covering any present or former employee of the Companies which is subject to the continuation health coverage requirements of Section 4980B of the Code or Section 601 of ERISA or any applicable state law has complied with all such requirements for continuation coverage.

              (c) There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against or with respect to any Employee Plan or the assets of any Employee Plan.

              (d) Each Employee Plan (and the related trust or funding vehicle, if any) has been administered and maintained in accordance with its terms and with applicable law. Except as set forth on SCHEDULE 2.18(d), each Employee Plan which is intended to be qualified under Section 401 of the Code and each amendment to such plan is subject to a favorable determination letter from the Internal Revenue Service and each such plan has at all times been maintained, by its terms and in operation, in accordance with Section 401 of the Code. The assets of each Employee Plan which is not funded through the general assets of either of the Companies are at least equal to the liabilities under such Employee Plan, and all assets of each Employee Plan are shown on the books and records of such Employee Plan at fair market value. No Employee Plan has unfunded liabilities that as of the Closing Date are not accurately and fully reflected on the Company's Balance Sheets.

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              (e)    None of the Companies nor any of their ERISA Affiliates is or has been a participant in, or is or has been obligated to maintain or to make contributions to, a multi-employer plan (within the meaning of ERISA Section 3(37) and ERISA Section 4001(a)(3)) or an Employee Plan which is subject to Title IV of ERISA. None of the Companies nor any of their ERISA Affiliates has sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)). Neither of the Companies is obligated to provide post-retirement medical benefits or any other unfunded post-retirement welfare benefits to or on behalf of any persons whatsoever (except the benefits pursuant to the continuation health coverage requirements under Section 4980B of the Code, ERISA Section 601, or applicable state law).

              (f) None of the Companies nor their ERISA Affiliates is subject to and, to the best knowledge of the Sellers, no facts exist which could subject either of the Companies or any of their ERISA Affiliates to, any liability whatsoever which is directly or indirectly related to any Employee Plan, including, but not limited to, liability for benefit payments or related claims, any liability for any tax or related penalty under the Code, or liability for any damages or penalties arising under Title I or Title IV of ERISA. No reportable event under Section 4043 of ERISA has occurred or, to the best knowledge of the Sellers, will occur with respect to such Employee Plan.

              (g) Termination of or withdrawal from any Employee Plan immediately after the Effective Time would not subject either of the Companies or the Buyer to any liability, tax or penalty whatsoever.

              (h) The execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under any Employee Plan, including any obligation to make any payment which would not be deductible as an excess golden parachute payment under Section 280G of the Code.

              (i) All contributions to or under each Employee Plan and all expenses of each Employee Plan are fully deductible for income tax purposes for the taxable year for which such contributions are made or such expenses are paid. All contributions to or under each Employee Plan have been made when due under the terms of such Employee Plan in accordance with applicable law.

              (j) For purposes of this Section 2.18, the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the term "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 414(b), (c), (m), (o) or (t) of the Code.

       SECTION 2.19 FIXED ASSETS. SCHEDULE 2.19 contains a true and complete list of all of the Companies' fixed assets with a net book value of greater than $1,000.00, whether owned or leased. Except as shown on SCHEDULE 2.19, the Companies have good and marketable title to all of their respective fixed assets, free and clear of all claims, liens, mortgages, charges and encumbrances except as disclosed in the Balance Sheets. All of the Companies' fixed assets,

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whether owned or leased, are adequate and usable for the purposes for which they are currently used, are in good operating condition and repair and have been properly maintained.

       SECTION 2.20 INSURANCE. The Companies are, and will be through the Closing, insured with insurers in respect of its properties, assets and businesses as set forth on the attached SCHEDULE 2.20. SCHEDULE 2.20 lists the insurance coverage carried by the Companies, which insurance will remain in full force and effect with respect to all events occurring prior to the Effective Date. Except as set forth on SCHEDULE 2.20, neither of the Companies (i) has failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) has received notice of cancellation or non-renewal of any such policy or binder, (iii) is aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, (iv) has received notice of any insurance premium which will be materially increased in the future, or (v) is aware of any insurance premium which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

       SECTION 2.21 ACCOUNTS RECEIVABLE; SELLER NOTES. The accounts receivable and other debts due or recorded in the respective records and books of account of the Companies as being due to either of the Companies as of the Effective Date, all of which are set forth on SCHEDULE 2.21, arose in the ordinary course of business of the Companies, are not subject to any counterclaim or set-off and, except for $31,000 in notes receivables from sales representatives which are not reflected on the Balance Sheets, are fully collectible within 90 days after the Effective Date without resort to litigation and without offset or counterclaim. All notes payable to any of the Sellers, or any past shareholder of either of the Companies or any corporation, partnership or other entity owned or otherwise controlled by either of the Sellers, by either of the Companies and all notes receivable to the Company from any of the Sellers, or any past shareholder of either of the Companies or any corporation, partnership or other entity owned or otherwise controlled by either of the Sellers, have been paid in full.

       SECTION 2.22 OUTSTANDING CONTRACTS. SCHEDULE 2.22 sets forth a description of all existing contracts, agreements, leases (other than leases of real property), commitments, licenses and franchises, which involve obligations or commitments by either of the Companies of $10,000 or more and are not cancelable by the Companies without penalty within 30 days (collectively "Contracts"), whether written or oral, relating to the Companies. The Sellers have delivered or made available to the Buyer true, correct and complete copies of all of the Contracts specified on SCHEDULE 2.22 which are in writing, and such schedule sets forth a complete description of all Contracts which are not in writing. All of the Contracts are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 2.22, the Companies and, to the best knowledge of the Sellers, each other party thereto has materially performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Contracts. Neither of the Companies has any present expectation or intention of not fully performing all its obligations under each of the

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Contracts, and the Sellers have no knowledge of any breach or anticipated breach by the other party to any of the Contracts to which either of the Companies is a party. Except as set forth on SCHEDULE 2.22, none of the Contracts has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and the Sellers are not aware of any intention or right of any party to declare another party to any of the Contracts to be in default. Except as set forth on SCHEDULE 2.22, there exists no actual or, to the best knowledge of the Sellers, threatened termination, cancellation or limitation of the business relationship of either of the Companies by any party to any of the Contracts.

       SECTION 2.23 OUTSTANDING LEASES. SCHEDULE 2.23 sets forth a description of each agreement by which either of the Companies leases real property (the "Leased Parcels") used in connection with the Business (collectively, the "Leases"). The Sellers have delivered or made available to the Buyer true, correct and complete copies of all of the Leases specified on SCHEDULE 2.23.
All rents due under the Leases have been paid. All of the Leases are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 2.23, the Companies and to the best knowledge of the Sellers, each other party thereto has performed all the obligations required to be performed by them, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Leases. Neither of the Companies has any present expectation or intention of not fully performing all its obligations under each of the Leases, and the Sellers have no knowledge of any breach or anticipated breach by the other party to any of the Leases. Except as set forth on SCHEDULE 2.23, none of the Leases has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and the Sellers are not aware of any intention or right of any party to declare another party to any of the Leases to be in default. There exists no actual or, to the best knowledge of the Sellers, threatened termination, cancellation or limitation of the business relationship of either of the Companies with any party to any of the Leases.

       SECTION 2.24 INTELLECTUAL PROPERTIES. SCHEDULE 2.24 contains an accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications, trade secrets or other confidential proprietary information owned or used by either of the Companies in the operation of the Business (collectively the "Intellectual Property"). Except as set forth on SCHEDULE 2.24 and except for commercial software licensed for use on personal computers, the Companies own the entire right, title and interest in and to the Intellectual Property, trade secrets and technology used in the operation of its business and each item constituting part of the Intellectual Property and trade secrets and technology which is owned by either of the Companies has been, to the extent indicated in SCHEDULE 2.24, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark office or such other government entities, domestic or foreign, as are indicated in SCHEDULE 2.24 and such registrations, filings and issuances remain in full force and effect. Except as set forth on SCHEDULE 2.24, there have not been and are no

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pending or, to the best knowledge of the Sellers, threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual Property. There is, to the best knowledge of the Sellers, no reasonable basis upon which a claim may be asserted against either of the Companies for infringement of any domestic or foreign letters patent, patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, common law trademarks, service marks, service mark registrations or applications, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. To the best knowledge of the Sellers, no Person is infringing upon the Intellectual Property.

       SECTION 2.25 PROPRIETARY INFORMATION OF THIRD PARTIES. Except as disclosed on SCHEDULE 2.25, no third party has claimed or, to the best knowledge of the Sellers, has reason to claim that any Person employed by or consulting with either of the Companies ("Related Person") has (i) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from either of the Companies which suggests that such a claim might be contemplated. Except as disclosed on SCHEDULE 2.25, to the best knowledge of the Sellers, no Related Person has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and no Related Person has violated any confidential relationship which such person may have had with any third party, in connection with the development or sale of any product or service of either of the Companies, and none of the Sellers have any reason to believe there will be any such employment or violation.

       SECTION 2.26  TRANSACTIONS WITH AFFILIATES.  Except as set forth on
SCHEDULE 2.26, to the best knowledge of Sellers, no director, officer or shareholder of the Companies, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a beneficial interest greater than 5% or is an officer, director, trustee, partner or holder of any equity interest greater than 5%, is a party to any transaction with either of the Companies, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

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       SECTION 2.27  ABSENCE OF UNDISCLOSED LIABILITIES.

              (a) Except as and to the extent of the amounts specifically reflected or reserved against in the Balance Sheets, or except as set forth on
SCHEDULE 2.27, the Companies have no liabilities or obligations of any nature whatsoever due or to become due, accrued, absolute, contingent or otherwise, except for liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice. The Sellers do not know of, and have no reason to know of, any basis for the assertion against either of the Companies of any liability or obligation not fully reflected or reserved against in the Balance Sheet.

              (b) Neither of the Companies is bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a material adverse effect on the business or prospects of either of the Companies.

       SECTION 2.28 TAXES. The Companies have timely filed a valid election to be treated as S corporations in accordance with the provisions of Section 1361 of the Code, effective for TSA Arizona's tax year ending December 31, 1997 and for TSA Michigan's tax year ending December 31, 1997, and have qualified and continue to qualify as S corporations for all years and periods thereafter until the Effective Time. SCHEDULE 2.28 lists all the states and localities with respect to which either of the Companies are required to file any corporate, income and/or franchise tax returns and sets forth whether the Companies are treated as the equivalent of an S corporation by or with respect to each such state or locality. Neither of the Companies have engaged in any activity which would disqualify its treatment as an S corporation for those tax purposes. Except as set forth on SCHEDULE 2.28, all federal, state, local and foreign tax returns and tax reports required to be filed by either of the Companies on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. Except as set forth on SCHEDULE 2.28, all taxes (including, without limitation, income, accumulated earnings, property, sales, use, franchise, excise, license, value added, fuel, employees' income withholding and social security taxes) which have become due or payable or are required to be collected by either of the Companies or are otherwise attributable to any periods ending on or before the Effective Time and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full on or prior to the Closing Date or are adequately reflected on the Balance Sheets or the Companies' books and records. Except as set forth on SCHEDULE 2.28, all deposits required by law to be made by either of the Companies with respect to employees' withholding taxes have been duly made, and as of the Effective Time all such deposits due will have been made. The Companies have delivered to the Buyer true and complete copies of all of the Companies' federal and state income tax returns for the fiscal periods ended December 31, 1998, 1997 and 1996 and all reports and results of income tax audits, if any, related thereto. Except as set forth on SCHEDULE 2.28, no examination of any tax return of either of the Companies is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any such tax return.

       SECTION 2.29 LITIGATION. Except as set forth on SCHEDULE 2.29, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best knowledge of the Sellers, threatened against or affecting either of the Companies (whether or not either of the Companies is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending relating to either of the Companies or (iii) governmental inquiry pending or, to the best of Sellers' knowledge, threatened against or involving either of the Companies, and there is no basis for any of the foregoing. Neither of the Companies have received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of either of the Companies. There are no outstanding orders, writs, judgments, injunctions or decrees served upon either of the Companies by any court, governmental agency or arbitration tribunal against either of the Companies. To the best of Sellers' knowledge, there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting either of the Companies or the transactions contemplated hereby. Neither of the Companies is in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed on SCHEDULE 2.29, there is no action or suit by either of the Companies pending or threatened against others.

       SECTION 2.30  ENVIRONMENTAL MATTERS.

              (a) COMPLIANCE. The Companies and all Leased Parcels are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities with respect to all environmental statutes, rules and regulations. Except as set forth on SCHEDULE 2.30, neither of the Companies has received notice of, nor does the Sellers have knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Companies or the Companies' predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance with, or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance. As used in this Section 2.30, the term "Substance" or "Substances" shall mean any pollutant, contaminant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto. No part of any of the Leased Parcels has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any other corresponding list by any state or local authorities.

              (b) ENVIRONMENTAL SUBSTANCE LIABILITY. No event has occurred or condition exists or operating practice is being employed that could give rise to liability on the part of either of the Companies, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses and costs of responses, including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal, or response (other than monitoring or transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following (collectively the "Hazardous Activities"):

                     (A) the handling, storage, use, transportation or disposal of any Substances in or near or from the Leased Parcels;

                     (B) the handling, storage, use, transportation or disposal of any Substances by either of the Companies, Thermo-Shield or their predecessors which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of the Companies or their predecessors;

                     (C) any intentional or unintentional emission, discharge or release of any Substances in or near or from facilities into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities by or on behalf of the Companies or their predecessors; or

                     (D) the presence of any toxic or hazardous building materials (including but not limited to friable asbestos or similar substances) in any facilities of the Companies, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

              (c) ENVIRONMENTAL PERMITS. The Companies have obtained and hold all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local governmental body or agency if any ("Environmental Permits") that are required in connection with the operation by either of the Companies of the Leased Parcels, the discharge or emission of Substances by either of the Companies from the Leased Parcels or the generation, treatment, storage, transportation, or disposal of any such Substances by the Companies. Such Environmental Permits, which are described on SCHEDULE 2.30, are currently effective and sufficient for the operation of the Leased Parcels and the business of the Companies as currently conducted and intended to be conducted. The Companies are in compliance with all terms and conditions of the Environmental Permits, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to either of the Companies.

              (d) DELIVERIES. The Sellers have delivered to the Buyer true and complete copies of results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Sellers pertaining to Substances or Hazardous Activities in, on, or under the Leased Parcels or concerning compliance by the Sellers or any other Person for whose conduct they are or may be held responsible, with environmental statutes, rules and regulations.

       SECTION 2.31 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Sellers or the Companies is, or will be, entitled to any commission or broker's or finder's fees from the Sellers or the Companies, or from any person controlling, controlled by or under common control with the Sellers or either of the Companies, in connection with any of the transactions contemplated herein.

       SECTION 2.32  INVENTORY.    All inventory of the Companies, whether or
not reflected in the Financial Statements or Balance Sheets, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or the Balance Sheets, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Companies.

       SECTION 2.33  YEAR-2000 COMPLIANCE.

              (a) SCHEDULE 2.33 contains a true and complete list of all Systems (as hereinafter defined), and each System is Year-2000 Compliant (as hereinafter defined) to the extent indicated on SCHEDULE 2.33.

              (b) As used throughout this Agreement, the following definitions shall have the following meanings:

                     (1) "External Systems" shall mean all services which are provided to the Company by third parties and which are dependent on information technology, including, but not limited to, any external payroll, accounting, or tax filing services or any checking, savings, or other financial services.

                     (2) "Internal Systems" shall mean all technology products and systems generally operated or controlled in-house by the Company, or its employees, agents, or independent contractors including, but not limited to, computers, computer networks, telephone systems, voicemail systems, intercom systems, pager systems, and software applications.

                     (3) "Licensed Systems" shall mean all products and systems developed by or for the Company which are licensed, sold, distributed, or otherwise transferred by the Company to third parties.

                     (4) "System" or "Systems" shall mean any, all, or any combination of any Internal System, External System, or Licensed System.

                     (5) "Year-2000 Compliant" shall mean, with respect to each System, that such System is designed to be used before, during, and after the calendar year 2000 A.D. and will accurately accept date input and process, store, and output date data and date-related data, including, without limitation, calculating, comparing, sorting, and sequencing such data and calculating leap years before, during, and after the calendar year 2000 A.D. without any manual intervention.

       SECTION 2.34 PURCHASE FOR INVESTMENT; RESTRICTED SECURITIES. Kron represents and warrants (a) that he is acquiring shares of Buyer Common Stock, as hereinafter defined, for investment and not with a present view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the shares of Buyer Common Stock so acquired; (b) that he has no present plan or intention to sell, exchange or otherwise dispose of any of the shares of Buyer Common Stock that may be received in connection with this Agreement; and (c) he acknowledges that (i) the shares of Buyer Common Stock are not and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), and (ii) that the Buyer does not file periodic reports with the Securities and Exchange Commission pursuant to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended.

       SECTION 2.35 WORKING CAPITAL OF THE THERMO-SHIELD GROUP. As of the Closing Date, the Companies and Thermo-Shield have sufficient net current assets to operate their respective businesses for one operating cycle without the need for any additional working capital from Buyer or any other source.

       SECTION 2.36 DISCLOSURE. All Documents delivered or to be delivered by or on behalf of the Sellers or the Companies in connection with this Agreement and the transactions contemplated hereby are true, complete and correct in all material respects. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by any of the Sellers herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Sellers which materially and adversely affects the business, prospects or financial condition of the Companies or their properties or assets, which has not been set forth in the Documents.



              ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE BUYER


       As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Sellers as follows:

       SECTION 3.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to purchase the Common Stock pursuant to this Agreement and perform its obligations under this Agreement.

       SECTION 3.2 CORPORATE POWER AND AUTHORITY. The Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents. The execution, delivery and performance of the Documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of the Buyer. The Documents to be executed and delivered by the Buyer have been duly executed and delivered by, and constitute the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms.

       SECTION 3.3 VALIDITY, ETC. Neither the execution and delivery by the Buyer of this Agreement and the other Documents, the consummation by the Buyer of the transactions contemplated hereby or thereby, nor the performance by the Buyer of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Buyer, (ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

       SECTION 3.4 CAPITAL STOCK. The authorized capital stock of the Buyer consists of (a) 100,000,000 shares of $.001 par value common stock ("Buyer Common Stock"), of which 13,917,439 shares were issued and outstanding as of February 1, 1999 and (b) 50,000,000 shares of $.001 par value preferred stock ("Buyer Preferred Stock"), of which (i) 2,980,000 shares of 10% Cumulative Convertible Series A Preferred Stock and (ii) 400,000 shares of 10% Cumulative Convertible Series B Preferred Stock were issued and outstanding as of February 1, 1999 (collectively, Buyer Common Stock and Buyer Preferred Stock are referred to as "Buyer Capital Stock"). All of the issued and outstanding shares of Buyer Capital Stock are, and all of the shares of Buyer Common Stock to be issued pursuant to Schedule 1.2, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Buyer Capital Stock has been, and none of the shares of Buyer Common Stock to be issued in connection with this transaction will be, issued in violation of any preemptive rights of the current or past shareholders of the Buyer.

       SECTION 3.5 DISCLOSURE STATEMENT. The Buyer's Disclosure Statement, dated February 25,1999 and supplemented on March 19, 1999, which has been previously delivered to the Sellers is true, complete and correct in all material respects.

       SECTION 3.6 ACQUISITION OF STOCK FOR INVESTMENT. The Buyer is acquiring the shares of Common Stock for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares of Common Stock. The Buyer agrees that such shares of Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from registration available under such Act. The Buyer will not sell, offer to sell or solicit offers to buy any of the shares of Common Stock in violation of the Securities Act of 1933 or the securities law of any state. The Buyer understands that the shares of Common Stock have not been registered under federal or any state's securities laws.

       SECTION 3.7 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fees from the Buyer, or from any person controlling, controlled by or under common control with the Buyer, in connection with any of the transactions contemplated herein.

       SECTION 3.8 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Buyer of this Agreement.

       SECTION 3.9 DISCLOSURE All Documents delivered or to be delivered by or on behalf of the Buyer in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by the Buyer herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Buyer which may have a material adverse effect on the Buyer's ability to pay its obligations under this Agreement, which has not been set forth in the Documents.


                       ARTICLE IV.  COVENANTS AND AGREEMENTS


       SECTION 4.1 BEST EFFORTS. Each of the Sellers and the Buyer shall use their best efforts to procure upon reasonable terms and conditions all consents and approvals, completion of all filings, all registrations and certificates, and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the transactions contemplated by this Agreement and the Buyer's ownership and operation of the Companies' Business after the Closing Date. Prior to the Closing Date, each of the Sellers will use his best efforts to preserve each of the Companies' relationships with its employees, independent contractors, customers and others having business relationships with either of the Companies.

       SECTION 4.2 TAX RETURNS. The Sellers shall cause each of the Companies to prepare and timely file, at their sole expense, all of the Companies' required tax returns for all periods ending on or prior to the Effective Date. The Sellers shall be responsible for the payment of, and will indemnify, defend and hold the Buyer harmless against all taxes due or assessed which relate to the operations of the Business for all periods ending on or prior to the Effective Date.

       SECTION 4.3 INVESTIGATIONS. The Sellers shall give the Buyer and its employees, accountants, attorneys and other authorized representatives full access during all reasonable times to all the premises, properties, books and records, and furnish the Buyer with such financial and operating data, analyses and other information of any kind respecting the Companies' business and properties as the Buyer shall from time to time request. Any investigation shall be conducted in a manner which does not unreasonably interfere with business operations.

       SECTION 4.4 PRESERVATION OF BUSINESS. The Sellers shall, in all material respects, cause the Companies to use their best efforts to preserve the possession and control of all of their respective assets and Business, to preserve the goodwill of their respective customers and others with whom it has business relations, and to do nothing to impair its ability to keep and preserve its Business as it exists on the date of this Agreement.

       SECTION 4.5 SECTION 338(h)(10) ELECTION. The Buyer and the Sellers shall make a simultaneous joint election (the "Election") under Section 338(h)(10) of the Code for each of the Companies on Internal Revenue Service Form 8023 in accordance with the instructions to the form and any similar state law provisions in all applicable states, with respect to the sale and purchase of the Common Stock pursuant to this Agreement, and each party shall provide to the others all necessary information to permit such election to be made. Such election shall be made not later than the 15th day of the ninth month beginning after the month in which the Closing Date occurs. The Buyer and the Sellers shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such forms, returns, schedules and other documents as may be required) to effect and preserve a timely election. All taxes attributable to the election made pursuant to this Section 4.5 shall be the liability of the Sellers. In connection with such election, within sixty
(60) days following the Closing Date, the Buyer and the Sellers shall act together in good faith to determine and agree upon the "deemed sale price" to be allocated to each asset of the Companies in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under Section 338 of the Code.

       SECTION 4.6 LANDLORDS' CONSENTS. The Sellers shall cause, on or before the expiration of thirty (30) days after the Closing Date, the Companies to obtain from their respective landlords (to the extent required under the pertinent premises leases) written consent to the assignment of said leases to the Buyer which assignment is deemed to have resulted from the transactions contemplated by this Agreement.

       SECTION 4.7 AUDITED FINANCIAL STATEMENTS. The Sellers shall furnish to the Buyer, as soon as practical, audited financial statements of the Companies for the three (3) fiscal years ending December 31, 1998, 1997 and 1996. The Buyer and the Sellers shall each pay one-half of the expenses associated with the foregoing audited financial statements.

                   ARTICLE V.  CONDITIONS TO THE BUYERS OBLIGATIONS

       The obligation of the Buyer to make deliveries to the Sellers pursuant to
Section 1.2 hereof and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:


       SECTION 5.1 INTRA-COMPANY DEBT. All indebtedness of each of the Sellers and all other shareholders, former shareholders, directors, officers and employees of the Companies to either of the Companies and of either of the Companies to either of the Sellers, Thermo-Shield or any other entity controlled by either of the Sellers shall have been repaid in full and the Sellers shall have delivered to the Buyer a certificate, dated the Closing Date, to such effect.

       SECTION 5.2 CONSENTS. Except for the consents of the landlords provided for in Section 4.6 above and except as set forth on SCHEDULE 5.2, all requisite governmental approvals and consents of third parties identified on such schedule or otherwise identified by the Sellers as required to be received to prevent any material license, permit or agreement relating to the Business from terminating prior to its scheduled termination, as a result of the consummation of the transactions contemplated hereby, shall have been obtained.

       SECTION 5.3 NON-COMPETITION AGREEMENT. Each of Sellers shall have entered into a Non-Competition Agreement with the Buyer in substantially the form attached hereto as EXHIBIT B (the "Non-Competition Agreement").

       SECTION 5.4 EMPLOYMENT AGREEMENT. Joel S. Kron shall have entered into an Employment Agreement with TShield Illinois, LLC ("New Thermo-Shield") in substantially the form attached hereto as EXHIBIT C (the "Employment Agreement").

       SECTION 5.5 OPINION OF COUNSEL TO THE SELLERS. The Buyer shall have received from Jonathon D. Kron counsel to the Sellers, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer, and to the following effect:

              (a) TSA Arizona is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and TSA Michigan is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Companies are qualified to do business as a foreign corporation and are in good standing in the states set forth on SCHEDULE 2.4. The nature of the Business does not require either of the Companies to be licensed or qualified in any other jurisdiction. Each of the Companies has the corporate power and authority to own, lease, operate and hold its properties and to carry on its business as now conducted;

              (b) Each of the Sellers has full legal power, capacity and authority to execute and deliver this Agreement and the other Documents and to consummate the transactions contemplated hereby and thereby, and this Agreement and the other Documents have been duly and validly executed and delivered by each of the Sellers and constitute the legal, valid and binding obligation of the Sellers, enforceable against each of the Sellers in accordance with their terms;

              (c) TSA Arizona has authorized capital consisting of (i) 50,000 shares of Class A Voting common stock, with no par value per share, of which 3,000 shares are issued and outstanding and no shares are held as treasury stock, (ii) and 50,000 shares of Class B Nonvoting common stock none of which are issued or outstanding or held as treasury stock. TSA Michigan has authorized capital consisting of 60,000 shares of common stock, with no par value per share, of which 1,000 shares are issued and outstanding and no shares are held as treasury stock. All of the outstanding shares of the Companies have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Common Stock of either of the Companies have been issued in violation of any preemptive right. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of either of the Companies, other than as contemplated by this Agreement;

              (d) The Companies have no subsidiaries and do not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity;

              (e) No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by any of the Sellers of this Agreement;

              (f) There is no (i) action, suit, claim, proceeding or investigation pending or, to the best knowledge of the Sellers' counsel, threatened against or affecting either of the Companies (whether or not either of the Companies is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign,
(ii) arbitration proceeding pending relating to either of the Companies or
(iii) governmental inquiry pending or threatened against or involving either of the Companies, and, to the best knowledge of the Sellers' counsel, there is no basis for any of the foregoing. Neither of the Companies have received any opinion or memorandum or legal advice from legal counsel to the effect that they are exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of either of the Companies. There are no outstanding orders, writs, judgments, injunctions or decrees served upon either of the Companies by any court, governmental agency or arbitration tribunal against either of the Companies. To the best knowledge of the Sellers' counsel, there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting either of the Companies or the transactions contemplated hereby. Neither of the Companies are in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.
There is no action or suit by either of the Companies pending or threatened against others;

              (g) Each of the Non-Competition Agreements has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of each of the Sellers, enforceable against him in accordance with its terms. The Employment Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligations of Joel S. Kron, enforceable against him in accordance with its terms; and

              (h) The execution and delivery of this Agreement and the other Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Agreement and such other agreements in compliance with the terms and conditions hereof and thereof by the Sellers will not, to the best knowledge of counsel, (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to either of the Companies, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of either of the Companies or increase or otherwise affect the obligations of either of the Companies under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to either of the Companies or to the Sellers' ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either of the Companies.

       SECTION 5.6 CLOSING DOCUMENTS. The Sellers shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

       SECTION 5.7 TSA MICHIGAN SHAREHOLDER AGREEMENT. TSA Michigan and its shareholders shall have terminated that certain Shareholders Agreement, dated February 17, 1997 (the "Michigan Shareholders Agreement"), as of an effective date prior to Closing.


       SECTION 5.8 EMPLOYMENT MATTERS. Each of the Companies shall have delivered new INS forms I-9 and IRS forms W-4 for each of their current employees.


       SECTION 5.9 THERMO-SHIELD TRANSACTIONS. The transactions contemplated in the Asset Purchase Agreement shall have closed simultaneously with the transactions contained herein.

       SECTION 5.10 APPROVAL OF THE BUYER AND ITS COUNSEL. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Sellers hereunder or incident to their performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Buyer and its counsel.

                 ARTICLE VI.  CONDITIONS TO THE SELLERS' OBLIGATIONS

       The obligation of the Sellers to transfer the Common Stock to the Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Sellers in their sole discretion:

       SECTION 6.1 EMPLOYMENT AGREEMENT. New Thermo-Shield shall have entered into the Employment Agreement.

       SECTION 6.2 OPINION OF STITES & HARBISON. The Sellers shall have received from Stites & Harbison, counsel to the Buyer, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to the Sellers, and to the following effect:

              (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to pay its obligations under this Agreement;

              (b) The Buyer has the corporate power and authority to execute, deliver and perform the Agreement and the other Documents. The execution, delivery and performance of the Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly executed and delivered by the Buyer and constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms; and

              (c) The execution and delivery of the Agreement and the other Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Agreement and such other agreements in compliance with the terms and conditions hereof and thereof by the Buyer will not (i) violate, conflict with or result in any breach of any trust agreement, certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Buyer, (ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

       SECTION 6.3 CLOSING DOCUMENTS. The Buyer shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

       SECTION 6.4 THERMO-SHIELD TRANSACTIONS. The transactions contemplated in the Asset Purchase Agreement, shall have closed simultaneously with the transactions contained herein.

       SECTION 6.5 REGISTRATION RIGHTS. The Buyer shall have executed and delivered a Registration Rights Agreement with Kron substantially in the form attached hereto EXHIBIT H.

       SECTION 6.6   APPROVAL OF THE SELLERS AND THEIR COUNSEL.

       All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Sellers and their counsel.

               ARTICLE VII.  THE CLOSING AND CERTAIN CLOSING DELIVERIES

       SECTION 7.1 TIME AND PLACE OF CLOSING. Upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Stites & Harbison, 400 West Market Street, Suite 1800, Louisville, Kentucky 40202 on the date hereof (the "Closing Date"). The transactions contemplated by this Agreement shall be effective as of the close of business (the "Effective Time") on March 1, 1999 (the "Effective Date").

       SECTION 7.2 DELIVERIES BY THE SELLERS. At the Closing, the Sellers will deliver or cause the Company to deliver to the Buyer the following:

              (a) Stock certificates representing all of the issued and outstanding shares of Common Stock owned by the Sellers, accompanied by stock powers duly executed in favor of the Buyer or duly executed instruments of transfer and any other documents that are necessary to transfer to the Buyer good and marketable title to all issued and outstanding shares of Common Stock;

              (b) The stock books, stock ledgers, minute books, and other corporate records of the Companies;

              (c) Resignations dated the Closing Date of all of the directors and officers of the Companies as designated by the Buyer;

              (d) All required consents of third parties to the sale conveyance, transfer, assignment and delivery of the Common Stock or any assets of the Companies hereunder;

              (e) A certificate of the officer of each of the Companies certifying as of the Closing Date (i) a true, correct, and complete copy of its Articles of Incorporation and all amendments thereto as in effect on the Closing Date; (ii) a true, correct, and complete copy of its bylaws and all amendments thereto as in effect on the Closing Date; and (iii) Certificates of Good Standing from the respective Secretary of State of the jurisdiction of its incorporation and any state in which it is qualified to transact business as a foreign corporation;

              (f) The affidavit of each of the Sellers certifying as to his non-foreign status in accordance with Section 1445(b)(2) of the Code;

              (g) The Certificate of Sellers pursuant to Section 5.1, including evidence that the $31,000 of debts of the Sellers to the Companies; the $68,000 of debts of the Companies to Thermo-Shield; and the $80,000 of debts of the Companies to former shareholders, all of which are reflected on the Balance Sheets have been paid in full;

              (h) The Non-Competition Agreements required by Section 5.3 above;

              (i)    The Employment Agreement required by Section 5.4 above;

              (j) The Opinion of the Sellers' Counsel required by Section 5.5 above;

              (k) A General Release from each of the Sellers which releases the Companies from any and all claims, known or unknown, contingent or direct, which he may have against either of the Companies or Thermo-Shield as of the Closing Date, other than claims arising under this Agreement and the other Documents and the transactions contemplated hereby;

              (l) Evidence that the Michigan Shareholders Agreement has been terminated pursuant to Section 5.8;

              (m)    The I-9's and W-4's required by Section 5.9;

              (n)    The Escrow Agreement required by Section 1.2; and

              (o) All other documents, instruments and writings required to be delivered by the Sellers at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

       SECTION 7.3 DELIVERIES BY THE BUYER. At the Closing, the Buyer will deliver the following to or for the account of the Sellers:

              (a)    The consideration required by Section 1.2 above;

              (b)    The Stock Pledge Agreement required by Section 1.2(b);

              (c)    The Security Agreement required by Section 1.2(b);

              (d)    The Escrow Agreement required by Section 1.2(c);

              (e)    The Employment Agreement required by Section 6.1 above;

              (f) The Opinion of the Buyer's Counsel required by Section 6.2 above;

              (g) A certificate of an officer of the Buyer certifying as of the Closing Date (i) a true, correct, and complete copy of the Certificate of Incorporation of the Buyer and all amendments thereto as in effect on the Closing Date; (ii) a true, correct, and complete copy of the bylaws of the Buyer and all amendments thereto as in effect on the Closing Date; (iii) a true, correct, and complete copy of the resolutions approved and adopted by the Board of Directors of the Buyer authorizing the transactions contemplated herein; (iv) Certificate of Good Standing from the Delaware Secretary of State; and (v) the incumbency of the duly authorized officers of the Buyer;

              (h)    The Registration Rights Agreement required by Section 6.5;
and

              (i) All other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

                       ARTICLE VIII.  [INTENTIONALLY OMITTED]

                 ARTICLE IX.  SURVIVAL; INDEMNIFICATION AND OFFSET


       SECTION 9.1 SURVIVAL. All representations and warranties in this Agreement and the other Documents shall survive the Closing of the purchase of the Common Stock contemplated hereby and any investigation at any time made by or on behalf of any party for a period of three years and all such representations and warranties shall expire on the third anniversary of the Closing Date, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this
Article IX shall survive until finally resolved and satisfied in full; (b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1, 2003 and until finally resolved and satisfied in full if asserted on or prior to February 1, 2003; and (c) tax or environmental claims arising from a breach of Section 2.28 or Section 2.30, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. The representations and warranties shall not be affected or otherwise diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

       SECTION 9.2 INDEMNIFICATION BY THE SELLERS. Subject to the terms herein, Kron shall indemnify, defend, and hold the Companies and the Buyer and the respective officers, directors, and employees of the foregoing, and their successors and assigns (the "Sellers' Indemnities") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys' fees (the "Damages"), arising out of or in any manner incident, relating or attributable to:

              (a) Any inaccuracy in any representation or breach of any warranty of any of the Sellers contained in this Agreement;

              (b) Any failure by any of the Sellers to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by him under this Agreement except to the extent such failure to perform or observe is due to the Buyer's actions;

              (c) Reliance by the Buyer on any books or records of the Companies or written information furnished to the Buyer pursuant to this Agreement by or on behalf of any of the Sellers or the Companies in the event that such books and records or written information are false or materially inaccurate;

              (d) Liabilities or obligations of, or claims against, either of the Companies or the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business prior to the Closing Date or facts and circumstances relating specifically to the Business, the Leased

                     Parcels, or the Companies existing at or prior to the Closing Date, including but not limited to matters set forth on SCHEDULE 2.29, whether or not such liabilities, obligations or claims were known on such date, excluding only liabilities set forth in the Balance Sheets and liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice; or

              (e) Any amounts due Buyer in connection with Thermo-Shield's obligations under the Asset Purchase Agreement, including without limitation Section 9.2 thereto.

       Provided, however, the Sellers' Indemnities shall not be entitled to indemnification or offset hereunder until Damages under this Agreement and the Asset Purchase Agreement in the aggregate exceed $50,000 and then only to the extent of aggregate Damages in excess of $50,000; provided further, however, this limitation or "basket" shall not apply to any Damages arising in connection with the representations and warranties as set forth in Sections 2.1, 2.2, 2.28, 2.29, 2.30 and 2.35 hereof.

       SECTION 9.3 NOTICE TO THE SELLERS, ETC. If any of the matters as to which the Sellers' Indemnitees are entitled to receive indemnification under
Section 9.2 should entail litigation with or claims asserted by parties other than the Sellers, the Sellers Agent shall be given prompt notice thereof and Sellers shall have the right, at their expense, to control such claim or litigation upon prompt notice to the Buyer of their election to do so. To the extent requested by the Sellers, the Buyer, at its expense, shall cooperate with and assist the Sellers, in connection with such claim or litigation. The Buyer shall have the right to appoint, at its expense, single counsel to consult with and remain advised by the Sellers in connection with such claim or litigation. The Sellers shall have final authority to determine all matters in connection with such claim or litigation; provided, however, that the Sellers shall not settle any third party claim without the consent of the Buyer, which shall not be unreasonably denied or delayed.

       SECTION 9.4 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify, defend, and hold the Sellers and their heirs, executors, and legal representatives (the "Buyer's Indemnitees") harmless from, against and with respect to any Damages, arising out of or in any manner incident, relating or attributable to:

              (a) Any inaccuracy in any representation or breach of warranty of the Buyer contained in this Agreement;

              (b) Any failure by the Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under any of the Documents;

              (c) Reliance by the Sellers on any books or records of the Buyer or reliance by the Sellers on any written information furnished to the Sellers pursuant to this Agreement by or on behalf of the Buyer in the event that such books and records or written information are false or inaccurate;

              (d)    The operation of the Business subsequent to the Closing
                     Date; or

              (e) Any amounts due Thermo-Shield in connection with Buyers obligations under the Asset Purchase Agreement, including without limitation Section 9.2 thereto.

       Provided, however, the Buyer's Indemnitees shall not be entitled to indemnification hereunder until the aggregate of Damages under this Agreement and the Asset Purchase Agreement in total exceed $50,000 and then only to the extent of aggregate Damages in excess of $50,000.

       SECTION 9.5 NOTICE TO THE BUYER, ETC. If any of the matters as to which the Buyer's Indemnitees are entitled to receive indemnification under Section
9.4 should entail litigation with or claims asserted by parties other than the Buyer, the Buyer shall be given prompt notice thereof and shall have the right, at its expense, to control such claim or litigation upon prompt notice to the Sellers of its election to do so. To the extent requested by the Buyer, the Sellers, at their expense, shall cooperate with and assist the Buyer, in connection with such claim or litigation. The Sellers shall have the right to appoint, at his expense, single counsel to consult with and remain advised by the Buyer in connection with such claim or litigation. The Buyer shall have final authority to determine all matters in connection with such claim or litigation; provided, however, that the Buyer shall not settle any third party claim without the consent of the Sellers, which shall not be unreasonably denied or delayed.

       SECTION 9.6 SURVIVAL OF INDEMNIFICATION. The obligations to indemnify and hold harmless pursuant to this Article IX shall survive the Closing of the purchase of the Common Stock contemplated hereby for a period of three years, notwithstanding any investigation at any time made by or on behalf of any party, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this Article IX shall survive until finally resolved and satisfied in full; (b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1, 2003 and until finally resolved and satisfied in full if asserted on or prior to February 1, 2003; and (c) tax or environmental claims arising from a breach of Section 2.28 or Section 2.30, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. As used in this Article 9, the term "Year-2000 Indemnification Obligations" shall mean the Sellers' obligation to indemnify, defend, and hold the Sellers' Indemnitees harmless from, against and with respect to any Damages arising out of or in any manner incident, relating or attributable to (i) any claim or allegation that any Licensed System is not Year-2000 Compliant and (ii) any claim arising from a breach of Section 2.33.

       SECTION 9.7 OFFSET. The Sellers acknowledge and agree that the Buyer shall be entitled to offset any indemnity claim under Section 9.2, including without limitation indemnity claims arising under the Asset Purchase Agreement pursuant to Section 9.2(e), against any payment due to such Sellers under Sections 1.2 and 1.3 hereof, at the Buyer's sole option.

                              ARTICLE X.  MISCELLANEOUS

       SECTION 10.1 KNOWLEDGE OF THE SELLERS. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Sellers, each Seller confirms that he has made due and diligent inquiry of the Companies' President and other officers as to the matters that are the subject of such representations and warranties.


       SECTION 10.2 KNOWLEDGE OF THE BUYER. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Buyer, the Buyer confirms that it has made due and diligent inquiry of its Chief Executive Officer as to the matters that are the subject of such representations and warranties.

       SECTION 10.3 "PERSON" DEFINED. "Person" shall mean and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

       SECTION 10.4 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

       If to the Buyer:

              ThermoView Industries, Inc.
              1101 Herr Lane
              Louisville, Kentucky 40222
              Attn: Stephen A. Hoffmann, Chief Executive Officer
              Fax No:  (502) 412-0301

       With a copy to:

              Stites & Harbison
              400 W. Market Street, Suite 1800
              Louisville, Kentucky  40202
              Attn:  Ralston W. Steenrod, Esq.
              Fax No:  (502) 587-6391

       If to the Sellers:

              Joel S. Kron, Sellers' Agent
              661 Glenn Avenue
              Wheeling, Illinois  60090
              Fax No.:  (847) 520-3333

       With a copy to:

              Jonathon D. Kron, Esq.
              6238 Pine Tree Drive
              Long Grove, Illinois  60090
              Fax No.:  (847) 520-3333

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties.

       SECTION 10.5 ENTIRE AGREEMENT. This Agreement and the other Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the other Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.


       SECTION 10.6 THE SELLERS' AGENT. Each Seller hereby constitutes and appoints Joel S. Kron (the "Sellers' Agent") as his attorney-in-fact with full authority to act for such Seller for the purposes of giving and receiving notices, requests, consents and other communications pursuant to Section 10.4. Each Seller agrees to be conclusively bound by any action taken by the Sellers' Agent, in connection with the agency and power of attorney conferred hereunder. The Sellers' Agent shall have no liability to any such Seller for any act, omission or judgment (except in the case of willful misconduct or gross negligence). This agency and power of attorney may be revoked at any time by any Seller. The Buyer shall be entitled, in the absence of such notice of revocation, to rely upon any notice, request, consent, or other communication from the Sellers' Agent as a duly authorized act on behalf of all the Sellers.


       SECTION 10.7 MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

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       SECTION 10.8  ASSIGNMENT/BINDING EFFECT.  Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

       SECTION 10.9 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

       SECTION 10.10 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Illinois without giving effect to the conflict of law principles thereof.

       SECTION 10.11 ARBITRATION. Any dispute or difference between the parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a panel of three qualified arbitrators. The Sellers, on one hand, and the Buyer, on the other hand, shall each choose an arbitrator and the third shall be chosen by the two so chosen. If either the Sellers or the Buyer fail to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by either the Sellers, on one hand, or the Buyer, on the other hand, making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Chicago, Illinois. All arbitration proceedings shall be held in Chicago, Illinois. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

       SECTION 10.12 SEVERABILITY. In the event that any arbitral tribunal of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such arbitral tribunal determines it enforceable, and as so limited shall remain in full force and effect. In the event that such arbitral tribunal shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

       SECTION 10.13 INTERPRETATION. The parties hereto acknowledge and agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

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       SECTION 10.14 HEADINGS AND CAPTIONS.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

       SECTION 10.15 RELIANCE. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained herein.

       SECTION 10.16 EXPENSES. Each party shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) incurred in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

       SECTION 10.17 GENDER. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity or the context may require.

       SECTION 10.18 PUBLICITY. Except by the mutual agreement between the Sellers and the Buyer, no party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement except as may be required by law.

       SECTION 10.19 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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       IN WITNESS WHEREOF, the Buyer has caused this Agreement to be executed by its duly authorized officer and the Sellers have executed this Agreement all as of the day and year first above written.

                                                        "Buyer"

                                          THERMOVIEW INDUSTRIES, INC.


                                          By: /s/ Nelson E. Clemmens
                                             ---------------------------------
                                             Nelson E. Clemmens, President


                                                        "Sellers"


                                          /s/ Joel S. Kron
                                          ------------------------------------
                                          JOEL S. KRON


                                          /s/ Jonathan D. Kron
                                          ------------------------------------
                                          JONATHAN D. KRON

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